UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2007

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Corporate Bonus Plan

On January 17, 2007, the Compensation Committee of the Board of Directors of Novacea, Inc. (“Novacea”) approved a bonus program pursuant to which Novacea’s executive officers would be eligible to be paid incentive compensation following the completion of fiscal year 2007 (the “2007 Management Bonus Program”). The 2007 Management Bonus Program provides for an incentive cash bonus target equal to a percentage of each executive officer’s base salary as follows:

Title	Target (% of Salary)
Chief Executive Officer	45%
President	35%
Executive Management	30%

Bonuses under the 2007 Management Bonus Program are based on corporate performance objectives, including objectives relating to clinical development of Novacea’s product candidates, clinical trial enrollment, increases to shareholder value, as well as corporate strategic objectives, and in the case of executives other than the Chief Executive Officer, certain individual performance objectives in addition to the corporate performance objectives. Under the 2007 Management Bonus Program, after the completion of the 2007 fiscal year, each executive will be eligible for a bonus that will be equal to an amount ranging from 0% to the above-stated maximum percentage of base salary, based on the achievement of these criteria as assessed by the Compensation Committee.

2007 Salaries and Management Option Grants

In addition, the Compensation Committee established annual salaries for, and approved the grant of stock options to, each of Novacea’s executive officers as follows:

Name	Title	2007 Annual Salary	Options
John G. Curd, M.D.	President and Chief Medical Officer	$325,000	100,000
Amar Singh	Chief Commercialization Officer	$303,000	60,000
Edward C. Albini	Vice President and Chief Financial Officer	$270,000	50,000
Fong Wang Clow, D.Sc.	Senior Vice President, Development	$300,000	60,000
Ivy Ang	Vice President, Human Resources	$162,400*	40,000

*	Prorata share based on 70% work schedule

Each option is subject to the terms and conditions of the Novacea 2006 Incentive Award Plan, will vest in accordance with Novacea’s standard vesting schedule and has an exercise price of $5.90, which exercise price is equal to the closing price of Novacea common stock on the grant date, January 17, 2007. Each option has a maximum term of 10 years measured from the grant date.

2006 Management Bonus Payments

In addition, the Compensation Committee approved cash bonus payments for each of Novacea’s executive officers to be paid in 2007, based on an assessment by the Compensation Committee of such officer’s achievement of certain corporate and individual performance objectives approved by the Board of Directors in fiscal year 2006, as follows:

Name	Title	2006 Bonus
John G. Curd, M.D.	President and Chief Medical Officer	$71,000
Amar Singh	Chief Commercialization Officer	$48,000
Edward C. Albini	Vice President and Chief Financial Officer	$41,500
Fong Wang Clow, D.Sc.	Senior Vice President, Development	$46,475
Ivy Ang	Vice President, Human Resources	$27,250

* * * * *

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer